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                                                                   EXHIBIT 23(e)

                                 January 4, 1996




Board of Directors
Peoples Heritage Financial Group, Inc.
One Portland Square
Portland, Maine 04112

Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") of Peoples Heritage Financial Group, Inc. relating to the merger of First Coastal Banks, Inc. with and into Bank of New Hampshire Corporation.

     We hereby consent to the inclusion of our opinion in the Registration Statement and to all references to M.A. Schapiro & Co., Inc. contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                         Very truly yours,

                         M.A. SCHAPIRO & CO., INC.




                         By:  /S/ RICHARD J. KELLY
                              ------------------------------------------
                              Richard J. Kelly
                              Director of Investment Banking